EXPLANATORY NOTE

Global Health Solutions, Inc., has prepared this Form 1-A/A solely for the purpose of refiling the Subscription Agreement (Exhibit 4), to change the number of shares being offered in this offering.

Part III

EXHIBITS

1	Posting Agreement with StartEngine Crowdfunding (1)

2.1	Amended and Restated Certificate of Incorporation (2)

2.2	Amended and Restated Bylaws (3)

4	Form of Subscription Agreement (4)

6.1	Escrow Services Agreement (5)

6.2	GEM Purchase Agreement (6)

6.3	GEM Rights Agreement (7)

11	Consent of SetApart (8)

12	Opinion of Alliance Legal Partners, Inc. (9)

(1)	Filed as an exhibit to Global Health Solutions, Inc. Regulation A Offering Statement on Form 1-A filed January 31, 2025 (Commission File No. 024-12562) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/2023016/000110465925007880/tm254643d1_ex1.htm.

(2)	Filed as an exhibit to Global Health Solutions, Inc. Regulation A Offering Statement on Form 1-A filed January 31, 2025 (Commission File No. 024-12562) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/2023016/000110465925007880/tm254643d1_ex2-1.htm.

(3)	Filed as an exhibit to Global Health Solutions, Inc. Regulation A Offering Statement on Form 1-A filed January 31, 2025 (Commission File No. 024-12562) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/2023016/000110465925007880/tm254643d1_ex2-2.htm.

(4)	Filed herewith.

(5)	Filed as an exhibit to Global Health Solutions, Inc. Regulation A Offering Statement on Form 1-A filed January 31, 2025 (Commission File No. 024-12562) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/2023016/000110465925007880/tm254643d1_ex6-1.htm.

(6)	Filed as an exhibit to Global Health Solutions, Inc. Regulation A Offering Statement on Form 1-A filed January 31, 2025 (Commission File No. 024-12562) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/2023016/000110465925007880/tm254643d1_ex6-2.htm.

(7)	Filed as an exhibit to Global Health Solutions, Inc. Regulation A Offering Statement on Form 1-A filed January 31, 2025 (Commission File No. 024-12562) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/2023016/000110465925007880/tm254643d1_ex6-3.htm.

(8)	Filed as an exhibit to Global Health Solutions, Inc. Regulation A Offering Statement on Form 1-A-A filed March 18, 2025 (Commission File No. 024-12562) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/2023016/000110465925025091/tm254643d4_ex11.htm.

(9)	Filed as an exhibit to Global Health Solutions, Inc. Regulation A Offering Statement on Form 1-A filed January 31, 2025 (Commission File No. 024-12562) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/2023016/000110465925007880/tm254643d1_ex12.htm.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake, State of California, on March 25, 2025.

GLOBAL HEALTH SOLUTIONS, INC.

By	/s/ Bradley Burnam
	Title:	Chief Executive Officer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director

	Dated:	March 26, 2025

By	/s/ Andrew Gengos
	Title:	Director

	Dated:	March 26, 2025

By	/s/ Dr. Neil Ghodadra
	Title:	Director

	Dated:	March 26, 2025

By	/s/ Abraham Chesed
	Title:	Director

	Dated:	March 26, 2025